Exhibit 10.2

RESIGNATION LETTER

February 6, 2012

To the Shareholders and Board of Directors of
Europa Acquisition VII, Inc.

Gentlemen:

This letter shall serve as notice that as of the date hereof, I hereby resign from my position as President, Director, Chief Financial Officer and Chief Executive Officer of Europa Acquisition VII, Inc. (the “Corporation”).  My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely, /s/ Peter Coker Peter Coker